SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2002

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Items 1 through 4 and 6, 8 and 9 are inapplicable and have been omitted herefrom.

Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

On September 9, 2002, IDACORP, Inc. issued a press release disclosing matters related to the winding down of the power marketing operations of its subsidiary IDACORP Energy.  A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations and financial conditions are "forward-looking statements" within the meaning of the federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include:  the current energy situation in the western United States; market demand and prices for energy; capacity and fuel; weather variations affecting customer energy usage; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; changes in governmental policies; and regulatory actions, including those of the FERC, the Idaho Public Utilities Commission, and the Oregon Public Utilities Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  Any such forward-looking statements should be considered in light of such factors and others noted in the Companies' Forms 10-K for the year 2001, the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2002, and other reports on file with the Securities and Exchange Commission.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

No.            Description
99        Press Release of IDACORP, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2002

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer